Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            BALANCED CARE CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       25-1761898
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

    5021 LOUISE DRIVE, SUITE 200
    MECHANICSBURG, PENNSYLVANIA                           17055
   (Address of principal executive offices)            (Zip Code)


               BALANCED CARE CORPORATION 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                BRAD E. HOLLINGER
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            BALANCED CARE CORPORATION
                          5021 LOUISE DRIVE, SUITE 200
                        MECHANICSBURG, PENNSYLVANIA 17055
                     (Name and address of agent for service)

                                 (717) 796-6100
          (Telephone number, including area code, of agent for service)













                         CALCULATION OF REGISTRATION FEE

=============================================================================================
    TITLE OF                       PROPOSED        PROPOSED        AMOUNT OF
   SECURITIES                    AMOUNT TO BE       MAXIMUM         MAXIMUM     REGISTRATION
TO BE REGISTERED                  REGISTERED     OFFERING PRICE    AGGREGATE        FEE
                                                   PER SHARE     OFFERING PRICE

=============================================================================================

Common Stock, par value $0.001   1,000,000       $7.0625 (1)     $7,062,500     $1,963.38

=============================================================================================


      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the American Stock Exchange on December 10, 1998.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

            This Registration Statement is being filed to register an additional 1,000,000 shares of Common Stock, par value $0.001 per share (the "Common
Stock"), of Balanced Care Corporation (the "Registrant") as a result of an increase in the number of shares of Common Stock issuable under the Registrant's 1996 Stock Incentive Plan. The earlier Registration Statement on Form S-8 filed by the Registrant with the Commission on May 11, 1998 (File No. 333-52291) pertaining to the Plan is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the year ended June 30, 1998, (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and (iii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as the same may be amended.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Registrant's 1996 Stock Incentive Plan meeting the requirements of Section 10(a) of the Securities Act.

ITEM 8. EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.                     DESCRIPTION
-----------                     -----------

 5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the shares being registered.

 23.1        Consent of KPMG Peat Marwick LLP.

 23.2 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

 24.1        Power of   Attorney  (set forth  on  the  signature  page  of  this
             Registration Statement).



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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on this 14th day of December, 1998.


                                          BALANCED CARE CORPORATION


                                          By: /s/ Brad E. Hollinger
                                              ----------------------------------
                                              Brad E. Hollinger
                                              Chairman  of the Board, President
                                              and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either Brad E. Hollinger or Mark S. Moore his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the  requirements  of  the  Securities   Act, this  Registration
Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:


     SIGNATURE                      CAPACITY                        DATE
     ---------                      --------                        ----

/s/ Brad E. Hollinger         Chairman of the Board,           December 3, 1998
-------------------------     President and Chief Executive
Brad E. Hollinger             Officer and a Director
                              (Principal Executive Officer)

/s/ Paul A. Kruis             Chief Financial Officer          December 14, 1998
-------------------------     (Principal Financial Officer
Paul A. Kruis                 and Principal Accounting Officer)

/s/ John M. Brennan           Director                         December 5, 1998
-------------------------
John M. Brennan

/s/ Bill R. Foster            Director                         December 2, 1998
-------------------------
Bill R. Foster

/s/ David L. Goldsmith        Director                         December 14, 1998
-------------------------
David L. Goldsmith



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


     SIGNATURE                      CAPACITY                         DATE
     ---------                      --------                         ----


/s/ Edward R. Stolman         Director                         December 4, 1998
--------------------------
Edward R. Stolman

/s/ George H. Strong          Director                         December 14, 1998
--------------------------
George H. Strong

/s/ Raymond E. Schultz        Director                         December 14, 1998
--------------------------
Raymond E. Schultz




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






                                  EXHIBIT INDEX



EXHIBIT NO.               DESCRIPTION
-----------               -----------

  5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the shares being registered.

  23.1           Consent of KPMG Peat Marwick LLP.

  23.2 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

  24.1 Power of Attorney (set forth on the signature page of this Registration Statement).



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